UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2019

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

On September 9, 2019, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s Executive Chairman, Interim Chief Executive Officer, Interim President and Chief Scientific Officer, Arnold S. Lippa, Ph.D., and its Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Jeff E. Margolis, each will be participating as a workshop leader and panel member, respectively at the 2nd Annual International Cannabinoid Derived Pharmaceuticals Summit at the Aloft Boston Seaport District in Boston, Massachusetts. Dr. Lippa is scheduled to participate as a workshop leader at 1:00 p.m. Eastern Time on Tuesday, September 10, 2019, and Mr. Margolis is scheduled to participate as a panel member at 5:30 p.m. Eastern Time on Wednesday, September 11, 2019.

The press release announcing Dr. Lippa’s and Mr. Margolis’s participation in the conference is attached as Exhibit 99.1, which is being furnished and not filed pursuant to Item 7.01 of Form 8-K

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated September 9, 2019*

* Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019	RESPIRERX PHARMACEUTICALS INC.

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis Senior Vice President, Chief Financial Officer, Treasurer and Secretary